Exhibit 99.1

LIQUIDITY SERVICES ACQUIRES INVALUABLE MARKETPLACE

Acquisition Expands Global Footprint in Collectibles, Fine Art, and Antiques with Additional Scale, Services and Innovation for Auction Houses and Bidders

Bethesda, MD – October 1, 2026 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global provider of e-commerce marketplace solutions that power the circular economy, today announced that it has completed the acquisition of Auction Holdings, Inc., which operates Invaluable, AuctionZip, and RFC Auction Systems, leading online marketplace and technology platforms serving auction houses, collectors and buyers in the collectibles, fine art, antiques, jewelry, decorative arts, and estate markets.

An industry pioneer, Invaluable operates a trusted, leading global online auction marketplace and suite of technology solutions that power the management and sale of treasured, one-of-a-kind items for thousands of auction houses and millions of collectors. Invaluable’s large global buyer base, private-label and auction-management software, integrated marketing services, payments and shipping capabilities allow sellers to maximize sales and operational efficiencies in the $10 Billion+ collectibles, art and antiques market as it continues its transition to online commerce. Additionally, AuctionZip operates a U.S.-focused online auction marketplace and directory that connects local and regional auctioneers with millions of buyers across estate, collectibles, furniture, jewelry, decorative art, real estate and other categories in the lower middle market.

For its four million buyers and collectors, Invaluable provides a convenient online marketplace to research, bid, and buy items from auction houses worldwide on its multi-currency, multi-lingual platform. The platform’s proprietary pricing data developed over two decades is offered via a subscription service to help sellers and buyers enhance their underwriting and analysis of the global collectibles, fine art and antiques marketplace.

The acquisition supports Liquidity Services’ strategy to invest in marketplace platforms in sectors ripe for innovation and Invaluable’s business is highly complementary to Liquidity Services’ core capabilities and markets. Liquidity Services expects to leverage its marketplace operating expertise, buyer monetization capabilities, technology and security infrastructure and value-added services experience to help auction houses increase sales, improve transaction execution and pursue growth across the combined platform.

“We are excited to welcome the talented team and customers of Invaluable to the Liquidity Services family,” said Bill Angrick, Chairman and CEO of Liquidity Services. “Our shared goal is to help Invaluable’s auction-house customers innovate and grow their business by strengthening the technology, services and buyer-engagement tools available to them. By combining Invaluable’s category leadership with Liquidity Services’ proven marketplace operating and merchandising capabilities, we will create meaningful value for auction houses, buyers and shareholders.”

“Invaluable has spent decades building a trusted technology platform for auction houses and collectors around the world,” said Brett Malone, CEO of Invaluable. “Joining Liquidity Services will allow us to accelerate our product roadmap in areas such as shipping and payments, lean into AI to unlock new efficiencies and experiences, expand global demand, and deliver the best possible platform for both bidders and auction houses. We expect these efforts will help auction houses increase bidder participation, improve sell-through and grow their businesses. We look forward to continuing to serve auction-house customers under the Invaluable and AuctionZip brands, with the same customer-first approach and category expertise they know today, while gaining access to additional resources and marketplace expertise from Liquidity Services.”

Following the closing, Invaluable’s leadership team is expected to remain with and continue to operate the Invaluable and AuctionZip businesses that serve thousands of auction houses and provide access to approximately four million registered bidders globally, processing more than $500 million of gross merchandise sales through their platform for their most recent fiscal year ended December 31, 2025.

Liquidity Services acquired the businesses for a base purchase price of $80 million in cash, on a debt-free, cash-free basis, subject to customary adjustments, funded with cash on hand. The acquisition is expected to be accretive to the company’s GAAP and Non-GAAP Adjusted Diluted EPS in FY27.

Canaccord Genuity acted as exclusive financial advisor to Invaluable.

About Invaluable

Invaluable is the world’s leading online marketplace and technology platform for estate, fine art, antiques and collectibles auctions. Invaluable enables more than four million collectors around the globe to discover and acquire objects they are passionate about, with confidence and convenience, from thousands of the world’s premier traditional auction houses. Invaluable software and services help auction houses manage and market auctions online. For more than twenty years, its innovations have powered the technology, marketing and research needs of some of the most successful brands in the global auction industry, including Sotheby’s, Bonhams, Artcurial and Tajan, to name a few of the thousands of auction houses served.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) is the leading global provider of e-commerce marketplaces and software solutions powering the circular economy with over $15 billion in completed transactions to more than six million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Note on Non-GAAP Measures

Liquidity Services has not provided a reconciliation of its expected fiscal 2027 accretion to Non-GAAP Adjusted Diluted EPS to the most directly comparable GAAP measure because the timing and amount of certain reconciling items, including acquisition-related expenses, amortization of acquired intangible assets and related tax effects, cannot be reasonably estimated without unreasonable effort. These items could materially affect GAAP results and the acquisition’s impact on GAAP diluted earnings per share.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expected accretion to Non-GAAP Adjusted Diluted EPS in fiscal year 2027, anticipated synergies and other benefits of the acquisition, growth opportunities, expansion and adoption of value-added services, technology and product development plans, integration plans and expected leadership continuity. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including failure or delay in achieving anticipated accretion, synergies and other benefits; higher-than-expected integration costs, business disruption and diversion of management resources; loss of auction-house customers, buyers, key employees or other business relationships; slower adoption of online auctions and paid services, reduced auction supply, bidder demand or asset values, and competitive pricing pressure; difficulties executing technology and product development plans, modernizing systems and migrating data; disruptions or changes affecting third-party search, marketing, cloud, payment and shipping services, including AI-driven changes in traffic and customer acquisition; cybersecurity incidents, data privacy and security obligations, transaction fraud, payment disputes and reputational harm; liabilities arising from pre-closing operations; tax and regulatory requirements; acquisition-related accounting adjustments and goodwill or intangible-asset impairment; and changes in economic and market conditions, including geopolitical conflicts such as the U.S.–Israel–Iran conflict and resulting effects on energy prices, inflation, transportation, sanctions, trade and currency exchange rates. Additional risks are described in Part I, Item 1A of Liquidity Services’ Annual Report on Form 10-K for the fiscal year ended September 30, 2025, Part II, Item 1A of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. Liquidity Services undertakes no obligation to update any forward-looking statements except as required by law.

Contact
Liquidity Services
Investor Relations
investorrelations@liquidityservices.com